CAPITAL ONE MASTER TRUST
EXCESS SPREAD ANALYSIS -                                         MARCH-02
Card Trust                                   COMT 96-3     COMT 97-1    COMT 97-2
Deal Size                                      $500MM        $608MM       $502MM
Expected Maturity(Class A):                  1/15/2004     6/15/2002    8/15/2002
-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          22.24%        22.24%       22.24%
       LESS:(Wt Avg) Coupon                     2.03%         1.97%        1.95%
            SVC Fees                            1.50%         1.50%        1.50%
            Charge-Offs                         3.93%         3.93%        3.93%

Excess Spread:        Mar-02                   14.79%        14.84%       14.87%
                      Feb-02                   14.32%        14.43%       14.35%
                      Jan-02                   14.36%        14.45%       14.28%
3-Mo Avg Excess Spread                         14.49%        14.58%       14.50%
-----------------------------------------------------------------------------------

Delinquents:30 to 59 days                       1.56%         1.56%        1.56%
            60 to 89 days                       1.11%         1.11%        1.11%
            90+ days                            2.43%         2.43%        2.43%

Monthly Payment Rate                           16.72%        16.72%       16.72%

Card Trust                     COMT 98-1     COMT 98-4     COMT 99-1    COMT 99-2
Deal Size                        $591MM        $750MM        $625MM       $625MM
Expected Maturity(Class A):    4/15/2008     11/15/2003    05/15/2004   05/15/2002
-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            22.24%        22.24%        22.24%       22.24%
       LESS:(Wt Avg) Coupon       6.08%         5.03%         2.43%        2.03%
            SVC Fees              1.50%         1.50%         1.50%        1.50%
            Charge-Offs           3.93%         3.93%         3.93%        3.93%

Excess Spread:        Mar-02     10.74%        11.79%        14.39%       14.79%
                      Feb-02     10.44%        11.52%        13.84%       14.32%
                      Jan-02     10.23%        11.29%        13.95%       14.36%
3-Mo Avg Excess Spread           10.47%        11.53%        14.06%       14.49%
-----------------------------------------------------------------------------------

Delinquents:30 to 59 days         1.56%         1.56%         1.56%        1.56%
            60 to 89 days         1.11%         1.11%         1.11%        1.11%
            90+ days              2.43%         2.43%         2.43%        2.43%

Monthly Payment Rate             16.72%        16.72%        16.72%       16.72%

Card Trust                     COMT 99-3     COMT 00-1     COMT 00-2    COMT 00-3
Deal Size                        $500MM        $600MM        $750MM      $1000MM
Expected Maturity(Class A):    07/17/06      02/17/2003    06/15/2005   08/15/2007

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            22.24%        22.24%        22.24%       22.24%
       LESS:(Wt Avg) Coupon       2.60%         7.16%         7.26%        2.61%
            SVC Fees              1.50%         1.50%         2.00%        2.00%
            Charge-Offs           3.93%         3.93%         3.93%        3.93%

Excess Spread:        Mar-02     14.22%         9.65%         9.05%       13.71%
                      Feb-02     13.67%         9.34%         8.74%       13.15%
                      Jan-02     13.79%         9.14%         8.54%       13.27%
3-Mo Avg Excess Spread           13.89%         9.38%         8.78%       13.37%
-----------------------------------------------------------------------------------

Delinquents:30 to 59 days         1.56%         1.56%         1.56%        1.56%
            60 to 89 days         1.11%         1.11%         1.11%        1.11%
            90+ days              2.43%         2.43%         2.43%        2.43%

Monthly Payment Rate             16.72%        16.72%        16.72%       16.72%


Card Trust                     COMT 00-4     COMT 00-5     COMT 01-1    COMT 01-2
Deal Size                       $1200MM       $1250MM       $1200MM      $1200MM
Expected Maturity(Class A):    10/17/2005    10/15/2003    02/15/08     03/15/06

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            22.24%        22.24%        22.24%       22.24%
       LESS:(Wt Avg) Coupon       5.98%         5.88%         2.15%        5.03%
            SVC Fees              2.00%         2.00%         2.00%        2.00%
            Charge-Offs           3.93%         3.93%         3.93%        3.93%

Excess Spread:        Mar-02     10.34%        10.44%        14.17%       11.28%
                      Feb-02     10.08%        10.17%        13.69%       11.02%
                      Jan-02      9.84%         9.94%        13.73%       10.79%
3-Mo Avg Excess Spread           10.09%        10.18%        13.86%       11.03%
-----------------------------------------------------------------------------------

Delinquents:30 to 59 days         1.56%         1.56%         1.56%        1.56%
            60 to 89 days         1.11%         1.11%         1.11%        1.11%
            90+ days              2.43%         2.43%         2.43%        2.43%

Monthly Payment Rate             16.72%        16.72%        16.72%       16.72%

Card Trust                     COMT 01-3     COMT 01-4     COMT 01-5    COMT 01-6
Deal Size                        $750MM       $1000MM       $1000MM      $1300MM
Expected Maturity(Class A):    05/15/06      06/15/04      08/15/06     08/15/08

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            22.24%        22.24%        22.24%       22.24%
       LESS:(Wt Avg) Coupon       5.03%         2.08%         4.91%        2.44%
            SVC Fees              2.00%         2.00%         2.00%        2.00%
            Charge-Offs           3.93%         3.93%         3.93%        3.93%

Excess Spread:        Mar-02     11.28%        14.24%        11.41%       13.88%
                      Feb-02     11.01%        13.72%        11.14%       13.34%
                      Jan-02     10.78%        13.74%        10.91%       13.44%
3-Mo Avg Excess Spread           11.03%        13.90%        11.16%       13.55%
-----------------------------------------------------------------------------------

Delinquents:30 to 59 days         1.56%         1.56%         1.56%        1.56%
            60 to 89 days         1.11%         1.11%         1.11%        1.11%
            90+ days              2.43%         2.43%         2.43%        2.43%

Monthly Payment Rate             16.72%        16.72%        16.72%       16.72%


Card Trust                     COMT 01-7     COMT 01-8     COMT 02-1
Deal Size                       $1000MM       $1000MM        $985MM
Expected Maturity(Class A):     10/15/04      10/16/06      10/16/06

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            22.24%        22.24%        22.24%
       LESS:(Wt Avg) Coupon       3.69%         4.34%         2.18%
            SVC Fees              2.00%         2.00%         2.00%
            Charge-Offs           3.93%         3.93%         3.93%

Excess Spread:        Mar-02     12.63%        11.98%        14.14%
                      Feb-02     12.36%        11.71%        13.66%
                      Jan-02     12.13%        11.48%        14.80%
3-Mo Avg Excess Spread           12.38%        11.73%        14.20%
----------------------------------------------------------------------

Delinquents:30 to 59 days         1.56%         1.56%         1.56%
            60 to 89 days         1.11%         1.11%         1.11%
            90+ days              2.43%         2.43%         2.43%

Monthly Payment Rate             16.72%        16.72%        16.72%

This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent of registration of an applicable exemption from the registration requirements.

COMMENTS: Capital One Master Trust performance statistics are also available at the Capital One web site:
http://capitalone.com/invest/financials/abs.html